                                                                    EXHIBIT 99.1


                                                         [TC PIPELINES, LP LOGO]

--------------------------------------------------------------------------------
Media Inquiries:                     Glenn Herchak/Hejdi Feick (403) 920-7877
Unitholder and Analyst Inquiries:    Theresa Jang/Karen Sandrelli (877) 290-2772


NEWSRELEASE


             TC PipeLines, LP Announces 2003 Second Quarter Results


CALGARY, Alberta - July 24, 2003 - (Nasdaq: TCLP) - TC PipeLines, LP (the Partnership) today reported second quarter 2003 net income of $12.0 million or $0.66 per unit (all amounts in U.S. dollars) compared to $12.2 million or $0.67 per unit in second quarter 2002. For the six months ended June 30, 2003, the Partnership reported net income of $23.9 million or $1.32 per unit compared to $24.1 million or $1.33 per unit for the same period last year.

The Partnership's second quarter 2003 cash generated from operations amounted to $10.9 million, compared to second quarter 2002 cash generated from operations of $12.9 million. For the six months ended June 30, 2003, cash generated from operations amounted to $24.4 million compared to $25.2 million for the same period last year. The decrease in 2003 cash generated from operations reflects lower cash flows from Northern Border Pipeline Company, due to refunds paid by Northern Border Pipeline to its shippers for electricity costs that had been previously collected through company use gas provisions. The impact of this decrease was partially offset by increased cash flows from Tuscarora Gas Transmission Company.

"We had fully anticipated that the refunds being made by Northern Border Pipeline would impact our cash flow this quarter," said Ron Turner, President and Chief Executive Officer of the general partner, TC PipeLines GP, Inc. "However, this did not affect our ongoing commitment to make further repayments on our revolving credit facility or our decision to increase our cash distribution to unitholders." During second quarter 2003, the Partnership repaid $3.0 million of principal on its revolving credit facility, reducing its debt outstanding to $5.5 million at June 30, 2003. On July 22, 2003, the Partnership announced its fourth quarterly cash distribution increase in as many years, raising its second quarter cash distribution by $0.025 per unit to $0.55 per unit.

"The recent success of Northern Border Pipeline's recontracting efforts reinforces our belief that shippers value the pipeline's transportation capacity because of its strategic location and competitive rates," said Turner. "We believe these sound fundamentals provide the Partnership with its foundation and enable us to provide our unitholders with steady, sustainable cash distributions."

In another development related to Northern Border Pipeline, effective July 4, 2003, all of the firm transportation capacity formerly held by Mirant Americas Energy Marketing, LP, which represents approximately 10% of Northern Border Pipeline's firm capacity with terms extending into 2006 and 2008, has been assigned to Cargill, Incorporated. Cargill also assumed the management services of Pan-Alberta Gas, Ltd., previously performed by Mirant. Pan-Alberta is currently Northern Border Pipeline's largest shipper and is obligated for approximately 20% of Northern Border Pipeline's contracted firm capacity. Pan-Alberta's contracts expire October 31, 2003.

FINANCIAL HIGHLIGHTS                                             THREE MONTHS ENDED                 SIX MONTHS ENDED
(unaudited) (millions of U.S. dollars, except per unit amounts)             JUNE 30                          JUNE 30
------------------------------------------------------------------------------------   ------------------------------
                                                                  2003         2002             2003            2002
                                                          ------------- ------------    ------------- ---------------
Net Income                                                        12.0         12.2             23.9            24.1

     Per unit (1)                                                $0.66        $0.67            $1.32           $1.33

Cash Generated from Operations                                    10.9         12.9             24.4            25.2

Cash Distributions Paid                                            9.6          9.1             19.2            18.1

Cash Distributions Declared per Unit  (2)                        $0.55       $0.525           $1.075          $1.025

Units Outstanding (millions)                                      17.5         17.5             17.5            17.5

(1) Net income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.

(2) The Partnership's second quarter 2003 cash distribution was declared on July 22, 2003 and will be paid on August 14, 2003 to unitholders of record as of July 31, 2003.


NET INCOME

The Partnership reported second quarter 2003 net income of $12.0 million or $0.66 per unit compared to $12.2 million or $0.67 per unit in second quarter 2002.

Equity income from Northern Border Pipeline amounted to $11.3 million in second quarter 2003 compared to $11.6 million for second quarter 2002. Consistent with first quarter 2003, Northern Border Pipeline incurred higher expenses related to electricity costs in second quarter 2003 compared to the same period last year. This increase in expenses was partially offset by lower interest expense in second quarter 2003 compared to the same period last year primarily due to lower average interest rates.

Equity income from Tuscarora amounted to $1.2 million in second quarter 2003 compared to $1.0 million for second quarter 2002. The increase is primarily due to incremental revenues from Tuscarora's expansion facilities, partially offset by increased operations and maintenance expenses and depreciation expense related to the new facilities.

The Partnership's second quarter 2003 general and administrative expenses were $0.4 million compared to $0.3 million for second quarter 2002. Financial charges of $0.1 million for second quarter 2003 were unchanged from second quarter 2002.

CASH FLOW

The Partnership reported second quarter cash generated from operations of $10.9 million compared to $12.9 million for second quarter 2002, reflecting a lower cash distribution from Northern Border Pipeline, partially offset by a higher cash distribution from Tuscarora. In second quarter 2003, the Partnership received a cash distribution from Northern Border Pipeline amounting to $9.8 million compared to $12.2 million for second quarter 2002. The decrease is primarily due to refunds paid by Northern Border Pipeline to its shippers for electricity costs that had previously been collected through company use gas provisions. The Partnership also received a cash distribution from Tuscarora in second quarter 2003 amounting to $1.6 million compared to $1.2 million for second quarter 2002. The increase reflects Tuscarora's incremental cash inflows from new transportation contracts, including those related to Tuscarora's expansion facilities.

During second quarter 2003, the Partnership paid an aggregate $9.6 million of cash distributions to unitholders and its general partner, the equivalent of $0.525 per unit compared to $9.1 million, the equivalent of $0.50 per unit, in second quarter 2002. Also, in second quarter 2003, the Partnership made a $3.0 million principal repayment on its revolving credit facility, reducing its debt outstanding to $5.5 million at June 30, 2003.

CONFERENCE CALL

The Partnership will hold a conference call Friday, July 25, 2003 at 9:00 a.m. (eastern). During this call, TC PipeLines, LP's senior executives will review the Partnership's second quarter 2003 results and discuss general developments and issues concerning the Partnership. Those interested in listening to the call may dial (800) 273-9672. A replay of the conference call will also be available after the call until August 1, 2003 by dialing (800) 408-3053 then entering passcode 1442346.

A live web cast of the conference call will also be available through the Partnership's website at www.tcpipelineslp.com. An audio replay of the call will be available on the website.

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company and a 49% general partner interest in Tuscarora Gas Transmission Company. The remaining 70% general partner interest in Northern Border Pipeline is owned by Northern Border Partners, L.P., a publicly traded master limited partnership controlled by affiliates of Enron Corp. Northern Border Pipeline owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of PG&E National Energy Group, Gas Transmission Northwest, to northern Nevada. TC PipeLines, LP's general partner is a wholly owned subsidiary of TransCanada PipeLines Limited, which also holds a minority general partner interest in Northern Border Partners, L.P. Common units of TC PipeLines, LP are quoted on the Nasdaq Stock Market and trade under the symbol "TCLP". For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

                                     - 30 -


CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This news release includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. Words such as "believes", "expects", "intends", "forecasts", "projects", and similar expressions, identify forward-looking statements within the meaning of the Securities Litigation Reform Act. All forward-looking statements are based on the Partnership's current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership's current views with respect to future events. Important factors that could cause actual results to materially differ from the Partnership's current expectations include regulatory decisions, particularly those of the Federal Energy Regulatory Commission, majority control of the Northern Border Pipeline management committee by affiliates of Enron Corp., which has filed for bankruptcy protection, the failure of a shipper on either one of the Partnership's pipelines to perform its contractual obligations, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and other risks inherent in the transportation of natural gas as discussed in the Partnership's filings with the Securities and Exchange Commission, including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002.

                                TC PIPELINES, LP
                              FINANCIAL HIGHLIGHTS


STATEMENT OF INCOME

                                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
(unaudited)                                                                     JUNE 30                       JUNE 30
(millions of U.S. dollars, except per unit amounts)                        2003         2002            2003           2002
---------------------------------------------------------------------------------------------  -----------------------------
Equity Income from Investment in
  Northern Border Pipeline Company (1)                                     11.3         11.6            22.3           22.9
Equity Income from Investment in
  Tuscarora Gas Transmission Company (2)                                    1.2          1.0             2.5            2.1
General and Administrative Expenses                                        (0.4)        (0.3)           (0.8)          (0.7)
Financial Charges                                                          (0.1)        (0.1)           (0.1)          (0.2)
                                                                 ----------------------------  -----------------------------
NET INCOME                                                                 12.0         12.2            23.9           24.1
                                                                 ----------------------------  -----------------------------
                                                                 ----------------------------  -----------------------------

NET INCOME PER UNIT (3)                                                   $0.66        $0.67           $1.32          $1.33
                                                                 ----------------------------  -----------------------------
                                                                 ----------------------------  -----------------------------

UNITS OUTSTANDING (MILLIONS)                                               17.5         17.5            17.5           17.5
                                                                 ----------------------------  -----------------------------
                                                                 ----------------------------  -----------------------------


BALANCE SHEET

                                                                                JUNE 30, 2003             December 31, 2002
(millions of U.S. dollars)                                                        (unaudited)                     (audited)
----------------------------------------------------------------------------------------------   ---------------------------
ASSETS
Cash                                                                                      2.3                           6.4
Investment in Northern Border Pipeline Company (1)                                      242.7                         242.9
Investment in Tuscarora Gas Transmission Company (2)                                     39.5                          36.7
                                                                 -----------------------------   ---------------------------
                                                                                        284.5                         286.0
                                                                 -----------------------------   ---------------------------
                                                                 -----------------------------   ---------------------------

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities                                                                       0.5                           0.6
Long-Term Debt                                                                            5.5                          11.5
Partners' Equity                                                                        278.5                         273.9
                                                                 -----------------------------   ---------------------------
                                                                                        284.5                         286.0
                                                                 -----------------------------   ---------------------------
                                                                 -----------------------------   ---------------------------


CASH FLOW INFORMATION


                                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                JUNE 30                        JUNE 30
(unaudited) (millions of U.S. dollars)                                    2003           2002           2003          2002
----------------------------------------------------------------------------------------------------------------------------
Cash Generated from Operations
  Distributions Received from Equity Investments
     Northern Border Pipeline Company                                      9.8           12.2           22.3          24.0
     Tuscarora Gas Transmission Company                                    1.6            1.2            3.1           2.2
  Other                                                                   (0.5)          (0.5)          (1.0)         (1.0)
                                                                ------------------------------ -----------------------------
Cash Generated from Operations                                            10.9           12.9           24.4          25.2
Investment in Tuscarora Gas Transmission Company                           -              -             (3.3)          -
Distributions Paid                                                        (9.6)          (9.1)         (19.2)        (18.1)
Repayment of Long-Term Debt                                               (3.0)         (10.0)          (6.0)        (10.0)
                                                                ------------------------------ -----------------------------
Decrease In Cash                                                          (1.7)          (6.2)          (4.1)         (2.9)
                                                                ------------------------------ -----------------------------
                                                                ------------------------------ -----------------------------


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

(1)  NORTHERN BORDER PIPELINE COMPANY

     TC PipeLines, LP holds a 30% general partner interest in Northern Border Pipeline Company. Summarized operating and financial information of Northern Border Pipeline for the three and six months ended June 30, 2003 and 2002 and as at June 30, 2003 and December 31, 2002 is as follows:


                                                                    THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                         JUNE 30                   JUNE 30
     (unaudited)                                                     2003         2002          2003        2002
     ----------------------------------------------------------------------------------  ------------------------
     OPERATING RESULTS
     Gas Delivered (million cubic feet)                           211,125      210,656       421,148     412,607
     Average Throughput (million cubic feet per day)                2,384        2,384         2,395       2,346

     FINANCIAL RESULTS (millions of U.S. dollars)
     Operating Revenue                                               80.7         80.2         160.6       158.3
     Operating Expenses
         Operations and Maintenance                                  10.4          7.2          19.3        14.4
         Depreciation and Amortization                               14.4         14.5          28.9        29.0
         Taxes other than Income                                      7.0          6.5          14.8        13.0
                                                              -------------------------  ------------------------
     Total Operating Expenses                                        31.8         28.2          63.0        56.4
                                                              -------------------------  ------------------------
     Operating Income                                                48.9         52.0          97.6       101.9
     Interest Expense, Net                                          (11.6)       (13.8)        (23.4)      (26.8)
     Other Income                                                     0.3          0.3           0.2         1.1
                                                              -------------------------  ------------------------
     Net Income                                                      37.6         38.5          74.4        76.2
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

     CAPITAL EXPENDITURES (millions of U.S. dollars)
     Maintenance                                                      0.2          0.6           2.1         2.7
     Growth                                                           -            0.5             -         0.5


                                                                         JUNE 30, 2003         December 31, 2002
     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)                 (unaudited)                 (audited)
                                                              -------------------------  ------------------------
     Total Assets                                                              1,712.9                   1,740.0
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

     Other Current Liabilities and
       Reserves and Deferred Credits                                              50.4                      81.3
     Long-Term Debt (including current maturities)                               853.3                     848.9
     Partners' Capital                                                           803.2                     803.0
     Accumulated Other Comprehensive Income                                        6.0                       6.8
                                                              -------------------------  ------------------------
     Total Liabilities and Partners' Equity                                    1,712.9                   1,740.0
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

(2)  TUSCARORA GAS TRANSMISSION COMPANY

     TC PipeLines, LP holds a 49% general partner interest in Tuscarora Gas Transmission Company. Summarized operating and financial information of Tuscarora for the three and six months ended June 30, 2003 and 2002 and as at June 30, 2003 and December 31, 2002 is as follows:

                                                                   THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                         JUNE 30                    JUNE 30
     (unaudited)                                                    2003         2002          2003        2002
     ---------------------------------------------------------------------------------  -------------------------
     OPERATING RESULTS
     Gas Delivered (million cubic feet)                            3,131        3,651         8,884      11,215
     Average Throughput (million cubic feet per day)                  34           40            49          62

     FINANCIAL RESULTS (millions of U.S. dollars)
     Operating Revenue                                               7.3          5.6          14.7        11.2
     Operating Expenses
         Operations, Maintenance & Administrative                    0.9          0.4           1.8         0.8
         Depreciation and Amortization                               1.6          1.2           3.2         2.4
         Taxes other than Income                                     0.4          0.3           0.7         0.5
                                                             -------------------------  ------------------------
     Total Operating Expenses                                        2.9          1.9           5.7         3.7
                                                             -------------------------  ------------------------
     Operating Income                                                4.4          3.7           9.0         7.5
     Interest Expense, Net                                          (1.7)        (1.5)         (3.3)       (3.0)
     Other Income                                                      -          0.2             -         0.3
                                                             -------------------------  ------------------------
     Net Income                                                      2.7          2.4           5.7         4.8
                                                             -------------------------  ------------------------
                                                             -------------------------  ------------------------

     CAPITAL EXPENDITURES (millions of U.S. dollars)
     Maintenance                                                       -          0.2             -         0.2
     Growth                                                          0.4          9.0           0.6        10.3


                                                                        JUNE 30, 2003         December 31, 2002
     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)                (unaudited)                 (audited)
                                                              -------------------------  ------------------------
     Total Assets                                                               150.0                     154.5
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------
     Other Current Liabilities and
       Reserves and Deferred Credits                                              1.6                       9.9
     Long-Term Debt (including current maturities)                               87.7                      90.0
     Partners' Capital                                                           60.7                      54.2
     Accumulated Other Comprehensive Income                                         -                       0.4
                                                              -------------------------  ------------------------
     Total Liabilities and Partners' Equity                                     150.0                     154.5
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------


(3) Net income per unit is computed by dividing net income, after deduction of the general partners' allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.


                                      -7-